                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        A. M. CASTLE & CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

    [LOGO]
                                                                   March 8, 1996

Dear Castle Stockholder:

    You are cordially invited to attend A. M. Castle & Co.'s Annual Meeting of Stockholders which will be held on Thursday, April 25, 1996 at 10:00 a.m. in our offices at 3400 North Wolf Road, Franklin Park, Illinois.

    At the meeting we will report to you on current business conditions and recent developments at Castle. Members of the Board of Directors and many of our executives will be present to discuss the affairs of Castle with you.

    This year you are being asked to consider two important proposals.

    The First Proposal is to adopt the 1996 Restricted Stock and Stock Option Plan of the Company which authorizes the issuance of up to Seven Hundred and Fifty Thousand (750,000) shares of common stock of the Company to key executives and managers. The Board of Directors believes that the 1996 Restricted Stock and Stock Option Plan is important in order to help assure the continued ability of the Company to recruit and retain competent executives and managers and provide them with added incentive in the discharge of their duties and responsibilities in creating greater shareholder return.

    The Second Proposal is to amend the Company's Certificate of Incorporation, authorizing the issuance of an additional 15 million shares of the Company's common stock. The Company has no present plans to issue any of the newly authorized shares if the proposal is adopted.

    The Board believes that both proposals, The 1996 Restricted Stock and Stock Option Plan and the amendment to the Company's Certificate of Incorporation are in your best interest and those of the Company and has approved both for your consideration. The formal Notice and Proxy Statement which appear on the following pages contain details and a description of both proposals. We urge you to read the descriptions carefully and to vote for their adoption.

    Whether or not you attend our Annual Meeting, it is important that you sign, date and return your Proxy as soon as possible. If you do attend the meeting and wish to vote in person, your Proxy will then be revoked at your request so that you can vote personally. Therefore, I urge you to return your Proxy even if you currently plan to be with us for the meeting.

    I look forward, with other members of management, to the opportunity of meeting you on April 25.

                                          Sincerely,

                                                         [LOGO]
                                          Michael Simpson

                               A. M. CASTLE & CO.
                              3400 North Wolf Road
                         Franklin Park, Illinois 60131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

                                          Franklin Park, Illinois, March 8, 1996

    NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Stockholders of A. M. Castle & Co. will be held at the general offices of the Company, 3400 North Wolf Road, Franklin Park, Illinois on THURSDAY, APRIL 25, 1996, at 10 o'clock in the forenoon, Central Daylight Savings Time, for the purposes of considering and acting upon the following:

    1.  The election of twelve Directors of the Company;

    2. To consider and act upon a proposal to ratify the adoption of the 1996 Restricted Stock and Stock Option Plan of the Company, which authorizes the issuance of up to Seven Hundred and Fifty Thousand (750,000) shares of common stock of the Company for use under the plan, a copy of which is attached as Exhibit "A" to the Proxy Statement accompanying this Notice.

    3. The adoption of an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock, no par value, which the Company is authorized to issue to 30,000,000 shares from 15,000,000 shares.

    4. The ratification of the appointment of Arthur Andersen & Co. as independent public accountants for the year 1996; and

    5. The transaction of any other business which may properly come before the meeting.

    Stockholders of record at the close of business February 29, 1996, only, are entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to attend in person are urged to execute and return the accompanying Proxy in the enclosed envelope. No postage is needed if mailed in the United States.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                    JERRY M. AUFOX
                                                      SECRETARY

                               A. M. CASTLE & CO.
                              3400 North Wolf Road
                            Franklin Park, IL 60131

                               ------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 APRIL 25, 1996

                                 -------------

    The enclosed Proxy is solicited by the Board of Directors of A. M. Castle & Co. for use at the Annual Meeting. Any Proxy given pursuant to such solicitation may be revoked by the Stockholder at any time prior to the voting of the Proxy. Holders of shares of Common Stock, the only class of voting security of the Company, are entitled to one vote per share on all matters to come before the meeting. As of February 29, 1996, the record date for determining the Stockholders entitled to notice of and to vote at the meeting, there were 11,168,632 outstanding shares of Common Stock of the Company.

    All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company, including upon request, expenses incurred by brokerage houses and fiduciaries in forwarding Proxies and Proxy Statements to their principals. The original solicitation of Proxies by mail may be supplemented by telephone, telegraph, facsimile, written and personal solicitation by Officers, Directors, and employees of the Company; however, no additional compensation will be paid to such individuals.

    The Annual Report of the Company for the fiscal year ended December 31, 1995, is enclosed with this Proxy Statement. The approximate date of mailing this Proxy Statement and the enclosed Proxy is March 8, 1996.

                      CANDIDATES FOR ELECTION AS DIRECTORS

    Twelve directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Proxies received by the Board of Directors will be voted for the election of the nominees named below, unless otherwise specified. In the event any of the nominees shall unexpectedly become unavailable for election, votes will be cast pursuant to authority granted by the enclosed Proxy for such persons as may be designated by the Board of Directors. The persons elected as Directors are to serve a term of one year until the next Annual Meeting and until their successors are elected and qualified.

                 INFORMATION CONCERNING NOMINEES FOR DIRECTORS

    The following information is given for individuals who have been recommended for election by the Human Resources Committee of the Board of Directors. Set forth below is the name of each nominee, the corporation or other organization which is the principal employment of the nominee, the year in which each nominee first became a Director of the Company, the nominee's age and the committees on which each nominee serves.

--------------------------------------------------------------------------------------------
DANIEL T. CARROLL       Director since 1982                                           Age 70
                        Chairman  and  President  of  The  Carroll  Group,  Inc. (Management
                        Consulting Firm).  Mr.  Carroll  is  also  a  Director  of  American
                        Woodmark  Corp.,  Aon Corporation,  Comshare,  Inc., De  Soto, Inc.,
                        Diebold,  Incorporated,  Michigan  National  Corp.,  Oshkosh   Truck
                        Corporation, UDC Homes, Inc. Wolverine World Wide, Inc. and Woodhead
                        Industries, Inc.
                        Chairman of Human Resources Committee
--------------------------------------------------------------------------------------------
EDWARD F. CULLITON      Director since 1983                                           Age 54
                        Vice President and Chief Financial Officer of A. M. Castle & Co. Mr.
                        Culliton  was  elected Secretary  in 1972,  Treasurer in  1975, Vice
                        President in 1977 and CFO in 1995.
--------------------------------------------------------------------------------------------
WILLIAM K. HALL         Director since 1984                                           Age 52
                        President and  Chief Executive  Officer  of Eagle  Industries,  Inc.
                        (Diversified  Manufacturing Company). Dr. Hall is also a Director of
                        Huffy Corporation, Great American  Management and Investment,  Inc.,
                        and Falcon Building Products, Inc..
                        Member of Audit Committee
--------------------------------------------------------------------------------------------
ROBERT S. HAMADA        Director since 1984                                           Age 58
                        Dean  and  Edward  Eagle Brown  Distinguished  Service  Professor of
                        Finance at the  Graduate School of  Business, University of  Chicago
                        since  1993.  Dr. Hamada  is a  Director of  the National  Bureau of
                        Economic Research, the  Northern Trust Corporation  and The  Chicago
                        Board of Trade.
                        Chairman of Audit Committee
--------------------------------------------------------------------------------------------
PATRICK J. HERBERT,     Age 46
III
                        President of Simpson Estates, Inc. (Private Management Firm).
--------------------------------------------------------------------------------------------
JOHN P. KELLER          Director since 1980                                           Age 56
                        President  of Keller Group, Inc.  (Industrial Manufacturing and Coal
                        Mining Company). Mr. Keller is also a Director of American Appraisal
                        Associates, Old Kent Financial Corporation and MacLean-Fogg Co.
                        Member of Human Resources Committee
--------------------------------------------------------------------------------------------
JOHN W. MCCARTER, JR.   Director since 1983                                           Age 58
                        Senior Vice President  of Booz, Allen  & Hamilton, Inc.  (Management
                        Consulting  Firm).  Mr.  McCarter  is  also a  Director  of    W. W.
                        Grainger, Inc. and HT  Insight Funds, Inc. and  a Trustee of  Harris
                        Insight Funds Trust (Registered Investment Corporation).
                        Member of Audit Committee
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
WILLIAM J. MCDERMOTT    Director since 1975                                           Age 68
                        Retired  President  of  Simpson  Estates,  Inc.  (Private Management
                        Firm).
                        Member of Audit Committee
--------------------------------------------------------------------------------------------
RICHARD G. MORK         Director since 1988                                           Age 60
                        President and Chief Executive Officer of A. M. Castle & Co. Mr. Mork
                        was elected Senior Vice President  in 1988, Chief Operating  Officer
                        in 1989 and President and Chief Executive Officer in 1990.
--------------------------------------------------------------------------------------------
JOHN W. PUTH            Director since 1995                                           Age 67
                        Principal  -- J.W. Puth Associates (a  Consulting Firm). Mr. Puth is
                        also a Director of  Allied Products Corporation, Brockway  Standard,
                        Inc.,  L.B.  Foster,  Inc.,  Lindberg  Corporation,  System Software
                        Associates, Inc., and TNT Freightways, Inc.
                        Member of Human Resources Committee
--------------------------------------------------------------------------------------------
MICHAEL SIMPSON         Director since 1972                                           Age 57
                        Chairman of the Board of A. M. Castle & Co. Mr. Simpson was  elected
                        Vice  President of A.  M. Castle &  Co. in 1977  and Chairman of the
                        Board in 1979.
--------------------------------------------------------------------------------------------
RICHARD A. VIRZI        Director since 1972                                           Age 68
                        Retired President and Chief Executive Officer of A. M. Castle &  Co.
                        Mr.  Virzi  is  also a  director  of Woodhead  Industries,  Inc. and
                        Gottlieb Health Resources.
                        Member of Human Resources Committee
--------------------------------------------------------------------------------------------

                      MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors has two standing committees -- an Audit Committee, and a Human Resources Committee.

    The Audit Committee of the Board of Directors is comprised of four Directors, none of whom may be employed on a full-time basis by the Company. The Audit Committee is charged with recommending appointment of the independent auditor, consulting with the independent auditors and reviewing the results of internal audits, and the audit report of the independent auditors engaged by the Company. Further, the Audit Committee is empowered to make independent investigations and inquiries into all financial reporting or other financial matters of the Company as it deems necessary. The Committee meets not less than twice a year.

    The Human Resources Committee, comprised of four directors, reviews and recommends compensation with respect to the Officers of the Company and administers and directs operation of the 1989 Long Term Incentive Compensation Plan, the 1990 Restricted Stock and Stock Option Plan and other compensation benefits granted to various Officers. The Committee is also charged with making recommendations to the Board of Directors concerning institution, continuation, or discontinuation of benefit compensation plans and programs for officers and succession planning for officers and key managers. In 1992 the Committee took on the responsibilities formerly handled by the Nominating Committee. Therefore the Committee also reviews applications, interviews, and recommends nominees to the Board of Directors to be presented to Stockholders at the Annual Meeting. The Committee has established standards and criteria for the selection and nomination of candidates to the Board of Directors and for membership on the various committees of the Board. Any Stockholder who wishes to recommend individuals for nomination to the Board of Directors is invited to do so by supplying in writing to the Human Resources Committee the name of the individual, and his or her credentials and background material for review by the Human Resources Committee.

    During the last fiscal year, the Board of Directors held its four scheduled meetings and two special meetings. In addition, there were two meetings of the Audit Committee and six meetings of the Human Resources Committee. All the Directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of each committee on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Richard A. Virzi who retired as President and Chief Executive Officer of the Company in 1990 is a member of the Human Resources Committee. As a retired Chief Executive Officer of the Company, Mr. Virzi brings unique knowledge and perspective of the functions and duties inherent to the position of President and CEO, which assists the Committee in fulfilling its functions in establishing executive compensation.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF NOMINEES

    The following table sets forth, with respect to the Company's common stock (the only class of voting securities) the number of shares and percentage of the Common Stock of the Company owned beneficially, directly, or indirectly by each Director and nominee as of February 29, 1996:

                                                                               SHARES OF COMMON
                                                                              STOCK BENEFICIALLY   PERCENT OF
                        NAME OF NOMINEE OR DIRECTOR                                OWNED(1)           CLASS
---------------------------------------------------------------------------  --------------------  -----------
Daniel T. Carroll..........................................................            2,530            0.02%
Edward F. Culliton.........................................................           33,374(2)         0.30%
William K. Hall............................................................              843            0.01%
Robert S. Hamada...........................................................            1,264            0.01%
Patrick J. Herbert, III....................................................        2,294,344(3)        20.54%
John P. Keller.............................................................            1,012            0.01%
John W. McCarter, Jr.......................................................            1,843            0.01%
William J. McDermott.......................................................        1,557,466(4)        13.95%
Richard G. Mork............................................................           57,016            0.51%
John W. Puth...............................................................              500           --
Michael Simpson............................................................          516,708(5)         4.63%
Richard A. Virzi...........................................................           73,235(6)         0.66%

------------------------
(1) The nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership, as shown in the table, arises from sole voting power and sole investment power, unless otherwise indicated by footnote.

(2) Includes 537 shares owned by Mr. Culliton's wife. Mr. Culliton disclaims any beneficial interest in such shares.

(3) Includes 53,068 shares with respect to which Mr. Herbert has sole voting power and 2,241,276 shares to which voting power is shared. Mr. Herbert has sole dispositive power with respect to 1,167,100 shares and shared dispositive power over 714,408 shares. Mr. Herbert disclaims any beneficial interest with respect to 2,292,379 shares.

(4) Includes 1,544,583 shares owned by W. B. & Co., an Illinois partnership of which Mr. McDermott is one of two general partners. W. B. & Co. has sole voting power over the shares, but no dispositive power. Also includes 840 shares held by Mr. McDermott as custodian.

(5) Includes 362,906 shares which Mr. Simpson also owns beneficially in five trusts, and 83,971 shares held by another trust in which he is one of five beneficiaries.

(6)  Includes 27,098 shares owned by the estate of Winifred Virzi.

PRINCIPAL STOCKHOLDERS

    The only persons who held of record as of February 29, 1996, or, to the knowledge of the Management, owned beneficially, more than 5% of the outstanding shares of Common Stock of the Company are the following:

                                                                                                      PERCENT OF
                                  NAME AND ADDRESS                                       SHARES(1)       CLASS
-------------------------------------------------------------------------------------  -------------  -----------
Patrick J. Herbert, III..............................................................    2,294,344(2)     20.54%
  Suite 1232
  30 North LaSalle Street
  Chicago, Illinois 60602-2504
First Chicago Corporation............................................................    1,838,331(3)     16.46%
  One First National Plaza
  Chicago, Illinois 60670-0287
W. B. & Co., an Illinois partnership.................................................    1,544,583(4)     13.83%
  Suite 1232
  30 North LaSalle Street
  Chicago, Illinois 60602-2504
Pioneering Management Corporation....................................................    1,088,550         9.75%
  60 State Street
  Boston, Massachusetts 02109-1820
United States Trust Company of New York..............................................      662,800(3)      5.93%
  114 West 47th Street
  New York City, New York 10036-1532

------------------------
(1) The nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership, as shown in this table, arises from sole voting power and sole investment power unless otherwise indicated by footnote.

(2) Includes 1,544,583 shares indicated below as owned by W. B. & Co. Mr. Herbert has sole voting power with respect to 53,068 shares and shared voting power with respect to 2,241,276 shares; he has sole dispositive power with respect to 1,167,100 shares and shared dispositive power with respect to 714,408 shares.

(3)    Beneficial  ownership  acquired  in   behalf  of  others  via  either   a
    trust/fiduciary capacity and/or portfolio management/agency relationship.

(4)  See Footnote (3) and (4) under "Stock Ownership of Nominees".

MANAGEMENT STOCK OWNERSHIP

                                                              SHARES OF COMMON
                                                                   STOCK
                                                                BENEFICIALLY     PERCENT OF
NAME OF OFFICER                                                    OWNED           CLASS
------------------------------------------------------------  ----------------  ------------
Michael Simpson.............................................          516,708(1)       4.63%
Richard G. Mork.............................................           57,016         0.51%
Edward F. Culliton..........................................           33,374(1)       0.30%
Gise Van Baren..............................................           33,050         0.30%
Richard G. Phifer...........................................            8,626         0.08%
All Directors and Officers as a Group.......................        3,008,581        26.94%

------------------------
(1)  See Footnotes under "Stock Ownership of Nominees".

SECTION 16(A) EXCHANGE ACT REPORTS

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, the American Stock Exchange and the Midwest Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all
Section 16(a) filing requirements applicable to its executive officers and directors were met.

DIRECTORS' COMPENSATION

    Directors who are not Officers of the Company, or of a Subsidiary, received an annual retainer of $14,000 and $1,000 for each meeting of the Board of Directors and meetings of committees of the Board attended, except Directors who Chair a Board committee receive an additional retainer of $1,000 annually.

    In 1987, the Board of Directors adopted the Director's Deferred Compensation Plan. Under the Plan maintained by the Company, Directors who are not Officers of the Company have the option to defer payments of the retainer and meetings fees in either a stock equivalent unit account or an interest account. Fees held in the interest account are credited with interest at the rate of 6 percent per year compounded annually. Fees deferred in the stock equivalent accounts are divided by the A. M. Castle & Co. common stock price on the 15th day after the meeting for which payment is made. The resultant are called share units. The stock equivalent account will be credited on a dividend payment date with units equal to the product of the declared dividend per share multiplied by the number of stock equivalent units in the Director's account on the record date of the dividend. The share units are maintained until the account is closed. Disbursement of the interest account and the stock equivalent unit account can be made only upon resignation or retirement from the Board or upon death of a Director.

    Payment from the stock equivalent unit account is made in shares of A. M. Castle & Co. common stock, it will be made as of the date of the request or termination event, whichever occurs last. The stock distribution will be treasury shares, shares purchased on the open market, or authorized or unissued shares as determined under the Plan.

    Only fees earned as a Director of A. M. Castle & Co. can be deferred under the Plan. In 1995 $107,500 was paid to Directors and $64,500 was deferred under the Plan.

    In 1995, the Board of Directors adopted the 1995 Directors Stock Option Plan, which authorized the issuance of up to 150,000 shares of common stock of the Company to outside (non-employee) directors. This Plan was approved by the shareholders at the annual meeting held in April of 1995. Under the Plan, non-employee directors are granted an option to purchase 1,000 shares of the Company's common stock on the first business day in June of each year at a price equal to the closing price of the Company's common stock as reported by the American Stock Exchange and/or Chicago Stock Exchange for that date; or if no trade occurred on that date, the next preceding date for which there is a reported sale.

    The option expires five (5) years after the date on which it is granted. The option also expires upon the outside director's termination of service from the Board, unless it is due to death, disability or retirement, in which case there is a period of either six (6) months or one (1) year in which to exercise. Pursuant to the Plan, last year the eight (8) outside directors were granted an option of 1,000 shares each at the option price of $15.125.

                COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

    The executive compensation program is administered by the Human Resources Committee of the Board of Directors (the "Committee") which is comprised of the individuals listed below who are directors of the corporation with responsibilities for all compensation matters for the corporation's senior management. The Committee has overall responsibility to review and recommend broad based compensation plans to the Board of Directors and annual compensation, including salary, cash bonus programs, long term incentive plans and executive benefits for the officers of the Company.

    The Committee and the management of the Company are committed to the principle that remuneration should be commensurate with performance and the attainment of pre-determined financial and strategic objectives, while at the same time externally competitive in order to keep and attract highly qualified personnel. In carrying out this objective, the compensation for executives is broken down into three basic categories: base salary, short term incentive and long term incentive compensation.

BASE COMPENSATION

    The base salary is set in the middle of the range of base salaries offered by companies of comparable size. In establishing base salaries, the Committee utilizes outside consultants and industrial surveys to assure that such base salaries are proper and externally competitive.

SHORT TERM INCENTIVE COMPENSATION

    Short term incentive compensation opportunities are provided by the Company's Management Incentive Plan. The Management Incentive Plan pays annual cash incentives upon achievement of short term financial objectives which are set by the Board. Each year the Board establishes an objective for the rate of return on net worth, after taxes, for the forthcoming fiscal year for the Company as a whole, and further sets other objectives for each business unit for the Company. The objectives when met will result in the Company reaching the established rate of return. An executive's incentive is based upon performance of the segment for which he is responsible and/or on the Company as a whole. The incentive is earned on a prorata basis as the established goals are exceeded. Under the Plan, if the established goals are not reached, no incentive is paid.

LONG TERM INCENTIVE COMPENSATION

    The  long  term  incentive program  for  executives consists  of  two types:
Incentive Stock Options granted by the Committee under the 1990 Restricted Stock and Stock Option Plan approved by the shareholders in 1990 -- and long term incentive awards under the Company's 1989 Long Term Incentive Plan approved by the shareholders in 1989.

STOCK OPTIONS

    Stock Option Grants provide the right to purchase shares of common stock at an exercise price (the closing price of Castle common stock on the date of the grant). Each stock option becomes exercisable after one year following the grant, and has a five (5) year term. The Committee has typically granted stock options to senior management, officers and other key employees on a bi-annual basis. The option grants cover shares of common stock authorized under stockholder approved plans. Stock options were granted by the Committee in 1994. The Committee granted stock options reflected in the tables that follow this report. The number of options when granted reflect competitive industry practice as reported and analyzed by independent industrial surveys, based on position, responsibilities and performance of the recipient.

LONG TERM INCENTIVE AWARDS

    The long term incentive participations are made annually and are awarded at the end of a three (3) year cycle, subject to the achievement of a three (3) year compound total return to shareholders which exceeds the compound return of the S&P 500 by at least 1.5 percentage points. The Committee named and the board ratified the three key members of senior management Mr. Simpson, Mr. Mork and Mr. Culliton as participants. The awards are not made if the performance threshold of compound total rate of return of Castle common stock does not exceed the S&P 500 by 1.5 percentage points. 100% of the award is attained if the three (3) year average compound rate of return of the Company stock exceeds the S&P 500 by 5.5 percentage points. The awards are made in restricted stock which vests fifty percent (50%) after one year and the remaining fifty percent (50%) after the second year. During the two (2) year vesting period after the stock is granted, the participant receives dividends of the shares and also has a right to vote the awarded shares. For the three (3) year cycle ending with 1995, the Committee reviewed the degree of achievement on cumulative shareholder return established in the Long Term Incentive Plan for 1993 - 1995, and determined that the Company's three year compound rate of return exceeded the S&P 500 by 41.7 percentage points. As a result 100% of eligible awards were made to Messrs. Simpson, Mork and Culliton.

    Also for 1995, the corporate performance under the Management Incentive Plan exceeded the established threshold return on net worth after taxes for the Company as a whole. Messrs. Simpson, Mork and Culliton received an incentive award. Messrs. Phifer and Van Baren, who had a portion of their objective based on the performance of the Eastern Region and Hy-Alloy Division & Alloy Products Group, respectively, exceeded their objectives and attained an incentive award.

CHANGE IN CONTROL AGREEMENTS

    On January 25, 1996, the Board of Directors of A. M. Castle & Co. approved Change in Control Agreements between the Company and the three senior executives, Messrs. Michael Simpson, Richard G. Mork and Edward F. Culliton. The Change in Control Agreements require two events to occur before any payments can be made. Upon the occurrence of the two events (commonly referred to as a double trigger), the Agreement provides for a lump sum, based on total compensation paid to the exectives over the twelve (12) month period prior to the occurrence of a "Change in Control Event", to be paid upon the executive's termination of employment. Except for Mr. Mork, the amount paid under the Agreement cannot exceed 2.99 times the executive's total average compensation over the prior five years. Mr. Mork's agreement provides that if the lump sum exceeds 2.99 times his total average compensation over the prior five years, the amount paid will be increased to cover this amount of any excise tax which may be levied on the amount paid.

    The Change in Control Event set forth in the agreements is either (i) a change in ownership, direct or indirect, in excess of twenty five percent (25%) of the outstanding shares of the Company by a group or person who did not have such an amount on January 25, 1996; (ii) the occurrence of any transaction relating to Castle required to be described pursuant to the requirements of Item 5(f) of Schedule 14(a) of Regulation 14(a) of the Securities and Exchange Act of 1934; or (iii) any change in composition of the Board of Directors over a two year period which results in the present directors not constituting the majority at the period two years thereafter, excluding any new individuals who are elected under or by recommendation of the then present majority of the Board.

    In addition to a Change in Control Event, the executive's right to payment arises, if within twenty four (24) months of the Change in Control Event (1) the duties or the responsibilities of the executive are substantially changed or reduced; or the executive is transferred or relocated; or that the compensation rate of the executive is reduced; and (2) the executive terminates his/her employment, or the executive is discharged for whatever reason other than for cause, death or disability.

THE HUMAN RESOURCES COMMITTEE

    Daniel T. Carroll, Chairman
    John P. Keller
    John W. Puth
    Richard A. Virzi

    The tables which follow and the accompanying narrative and footnotes reflect the decisions covered by the above discussion.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table shows, for the fiscal years ending December 31, 1993, 1994 and 1995 the cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued for those years, to each of the five
(5) most highly compensated executive officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                               ----------------------------------
                                                                                      AWARDS            PAYOUTS
                            ANNUAL COMPENSATION                                ---------------------   ----------
----------------------------------------------------------------------------   RESTRICTED   OPTIONS/                ALL OTHER
                                                                OTHER ANNUAL     STOCK        SARS        LTIP     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY     BONUS     COMPENSATION    AWARD(S)      (#)       PAYOUTS        (2)
----------------------------------  ----  --------  ----------  ------------   ----------   --------   ----------  ------------
Michael Simpson                     1995  $260,000    $168,887    $23,315       $65,812                  $51,687     $19,010
Chairman of the Board               1994   250,000     172,667     21,998        63,159                   49,641      18,283
                                    1993   237,500      51,006     17,662        51,836                   40,741

Richard G. Mork (1)                 1995   310,000     183,741     14,988        87,356                   68,644      20,600
President & CEO                     1994   260,000     175,000     15,808        77,284                   60,716      18,125
                                    1993   225,000      48,322     12,386        47,334                   37,193

Edward F. Culliton                  1995   173,000      96,570      6,680        48,094                   21,626      18,384
Vice President & CFO                1994   166,000      98,240      6,574        46,148                   20,715      11,658
                                    1993   157,650      29,021      5,382        37,191                   17,841

Gise Van Baren                      1995   138,000      76,954      5,794                                              5,172
President -- Hy-Alloy Steels Div.   1994   130,000      77,000      6,232                    7,050                    11,407
                                    1993   123,650      52,795      3,630

Richard G. Phifer                   1995   136,000      75,737      5,927                                              5,752
Vice President -- Eastern Region    1994   130,000      77,000      5,614                    2,050                     9,860
                                    1993   123,650      34,807      5,404                                             10,416(3)

------------------------
(1) In 1987, the Company made a secured interest free loan of $101,937.92 to Mr. Mork in connection with the purchase of real estate necessitated by his relocation at the Company's request. Annual payments are required in the amount equal to twenty five percent (25%) of Mr. Mork's net earnings under the Company's Management Incentive Plan. In 1995, $25,400 was paid under the Loan Provisions by Mr. Mork. The outstanding balance of the loan is $29,966.43.

(2) Consists of Company contribution to A. M. Castle & Co. Employees Profit Sharing Plan (a defined Contribution Plan) and a Top Hat Supplemental Plan.

(3) Consists primarily of one time cash payments to reimburse expenses related to Company requested relocation.

STOCK OPTIONS

    The following table sets forth information with respect to the named executives concerning the grants of stock options or restricted stock grants made under the Company's 1990 Restricted Stock and Stock Option Plan during the last fiscal year.

OPTION EXERCISE AND HOLDINGS

    The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year, and the unexercised options held as of the end of the fiscal year. The price of A.
M. Castle & Co. common stock as of the close of business at the end of the fiscal year was $28.125 per share.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                                       NUMBER OF
                                                                                      SECURITIES      VALUE OF
                                                                                      UNDERLYING     UNEXERCISED
                                                                                      UNEXERCISED   IN-THE-MONEY
                                                                                     OPTIONS/SARS   OPTIONS/SARS
                                                                                     AT FY-END (#)  AT FY-END ($)
                                                                                     -------------  -------------
                                                     SHARES ACQUIRED      VALUE      EXERCISABLE/   EXERCISABLE/
NAME (1)                                             ON EXERCISE (#)  REALIZED ($)   UNEXERCISABLE  UNEXERCISABLE
---------------------------------------------------  ---------------  -------------  -------------  -------------
Gise Van Baren.....................................             0               0       7,050/0      $  91,944/0
Richard G. Phifer..................................         7,961          65,063       2,050/0      $  26,735/0

------------------------
(1) Executives not named neither exercised options or held any unexercised as of the end of the fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL
                             INDIVIDUAL GRANTS                                REALIZABLE VALUE
----------------------------------------------------------------------------     AT ASSUMED     ALTERNATIVE TO
                                      PERCENT OF                              ANNUAL RATES OF    (F) AND (G):
                       NUMBER OF        TOTAL                                   STOCK PRICE       GRANT DATE
                       SECURITIES    OPTIONS/SARS                             APPRECIATION FOR       VALUE
                       UNDERLYING     GRANTED TO    EXERCISE OR                 OPTION TERM     ---------------
                      OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION  ----------------    GRANT DATE
                      GRANTED (#)    FISCAL YEAR      ($/SH)         DATE     5% ($)   10% ($)  PRESENT VALUE $
NAME (A)                  (B)            (C)            (D)          (E)        (F)      (G)          (H)
--------------------  ------------   ------------   -----------   ----------  -------  -------  ---------------
No Grants in 1995

------------------------
(h) The Grant Date Present Value was determined by using the Black-Scholes pricing model.

LONG TERM INCENTIVE PLAN

    The following table sets forth information with respect to the named executives concerning awards earned under the Long Term Incentive Plan during the last fiscal year under the Company's 1989 Long Term Incentive Plan.

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                       PERFORMANCE
                                                                        OR OTHER    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                          NUMBER OF      PERIOD                 PRICE-BASED PLANS
                                                        SHARES, UNITS     UNTIL     -----------------------------------------
                                                          OR OTHER     MATURATION     THRESHOLD      TARGET        MAXIMUM
                                                           RIGHTS       OR PAYOUT     ($ OR #)      ($ OR #)      ($ OR #)
NAME (A)                                                   (#) (B)         (C)           (D)           (E)           (F)
------------------------------------------------------  -------------  -----------  -------------  -----------  -------------
Michael Simpson.......................................        2,340      2 years             --            --            --
Richard G. Mork.......................................        3,106      2 years             --            --            --
Edward F. Culliton....................................        1,710      2 years             --            --            --

------------------------
(d), (e) & (f) See description  of Long  Term Incentive  Awards in  Compensation
               Committee's Report.

PENSION PLANS

    The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under the Company's qualified defined benefit pension plan, as well as nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plan and years of service with the Company and its subsidiaries:

                               PENSION PLAN TABLE

                                                                 YEARS OF SERVICE
                                    ---------------------------------------------------------------------------
REMUNERATION                           10         15         20         25         30         35         40
----------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
$145,000..........................     24,167     36,250     48,333     60,417     72,500     84,583     96,667
 185,000..........................     30,833     46,250     61,667     77,083     92,500    107,917    123,333
 200,000..........................     33,333     50,000     66,667     83,333    100,000    116,667    133,333
 250,000..........................     41,667     62,500     83,333    104,167    125,000    145,833    166,667
 275,000..........................     45,833     68,750     91,667    114,583    137,560    160,417    183,333
 300,000..........................     50,000     75,000    100,000    125,000    150,000    175,000    200,000
 325,000..........................     54,167     81,250    108,334    135,417    162,500    189,583    216,667
 400,000..........................     66,667    100,000    133,333    166,667    200,000    233,333    266,667
 450,000..........................     75,000    112,500    150,000    187,500    225,000    262,500    300,000

    The Pension benefits shown in the Pension table above are determined by the remuneration, which is the average of the highest cash compensation paid (approximately base salary plus bonus as shown in the Summary Compensation
Table), for any five (5) consecutive years of service prior to retirement. Pensions are paid as a straight life annuity and subject to reduction for a joint and survivor benefit, if elected. The amounts shown in the table above are prior to reduction for social security benefits. Benefits are reduced based on one-half (1/2) of the social security benefits for the individual attributable to the working period with the Company.

    The current fully accredited years of services for Messrs. Simpson, Mork, Culliton, Van Baren and Phifer under the Plan are 27, 39, 31, 17 and 5 years, respectively.

ITEM 2.

                            PROPOSED 1996 RESTRICTED
                          STOCK AND STOCK OPTION PLAN

    The Board of Directors recommends that the stockholders approve and ratify the A. M. Castle & Co. 1996 Restricted Stock and Stock Option Plan (the "1996 Plan") adopted by the Board of Directors on January 25, 1996. The 1996 Plan shall become effective upon the ratification by the shareholders at the Annual Meeting. Assuming that over fifty percent (50%) of the outstanding shares of the Company entitled to vote is voted upon this proposal, the favorable vote of the holders of the majority of those shares present in person or by proxy at the Annual Meeting will be necessary to ratify the 1996 Plan. Proxies will be voted for, against or abstain from voting on such ratification in accordance with the specification marked on each proxy, and if no specification is made, proxies will be voted in favor of such ratification. A copy of the 1996 Plan is attached as Exhibit "A" and this brief description hereof is qualified in its entirety by reference to the exhibit.

    The purpose of the 1996 Plan is to aid the Company in attracting and retaining valuable officers and key managerial personnel and provide them with added incentive in the discharge of their duties and responsibilities. The 1996 Plan will be made part of the Company's overall compensation and reward system, which will enable the Company to continue to attract, motivate and retain those officers and key managerial employees. Under the 1996 Plan, Seven Hundred Fifty Thousand (750,000) shares (subject to adjustment for certain events of dilution) of the Company's common stock which may be unissued shares or treasury shares (depending upon the conditions in the market, the Company may from time to time purchase common stock of the Company on the open market for the plan), will be made available to be used as awards for officers and other key managerial personnel of the Company and its subsidiaries (which includes any other corporation which the Company owns fifty percent [50%] or more of the voting stock). The 1996 Plan is intended to replace the 1990 Restricted Stock and Stock Option Plan.

    The 1996 Plan is to be administered by members of the Human Resources Committee of the Board of Directors who are not eligible, and have not, at any time during the twelve months prior to serving on the Committee, been eligible to receive any award. No member of the Committee is eligible to receive an award under the 1996 Plan. All awards under the 1996 Plan will be made by the Committee who will determine to whom awards will be granted, the size of the award and the terms of the award. In the case of awards made to officers of the Company, the Committee will recommend such awards to the Board of Directors who will pass upon and approve all such awards.

    The Committee has the sole and final power to administer, construe and interpret the 1996 Plan, to make rules and regulations, to implement the provisions thereof, and to establish provisions governing the exercise of the awards following death, retirement, disability or termination of an employee to whom an award has been made.

    Under the 1996 Plan, there are basically two (2) types of awards. The first type of award is grants of stock options which may be either incentive stock options, as defined in the Internal Revenue Code, or nonqualified stock options. The second type of award is grants of restricted stock.

    A stock option, whether qualified or not, will be the right to purchase shares of the Company's common stock at a fixed purchase price during a fixed period of time. Under the 1996 Plan, the purchase price of the shares of any option must be at least one hundred percent (100%) of the fair market value on the date the option is granted to the individual. The fair market value is defined in the 1996 Plan as the closing price of the Company's common stock on the last day on which it was traded immediately prior to the date of the award. The period of time during which any recipient may exercise an option is ten (10) years from the date of the award, however, the Committee can fix a shorter time or impose such other terms and conditions on the award as it chooses. Any such condition, however, must and will be consistent with the applicable rules and regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission as may be applicable to any such awards. The Committee can also limit the size of the individual awards and establish a sequence in which they may be exercised.

    A restricted stock award is the award of a right to recipient to receive shares of common stock of the Company either immediately or at a future date. A restricted stock award, however, is conditioned upon the observance of fulfillment of stated conditions established by the Committee. Such restrictions may include restrictions on transfer of the shares received, the timing of the tax effect of the transaction, the conditions for distribution in cases of death, disability, retirement or other terminations.

    During the restricted period, the shares of restricted stock will be registered in the name of the individual to whom the restricted stock award has been granted and held by the Company. The individual will generally have all rights of the stockholder, including the right to vote such shares; and the right to receive dividends during the restricted period.

    All stock options and restricted stock awards granted under the 1996 Plan will be exercisable in accordance with the provisions established by the Committee and/or the Board of Directors; such discretion of the Committee may impose restrictions preventing the exercise of the award prior to a certain period of time after the award, but in no event shall any award be exercisable after ten (10) years from the date of the award. Any such shares which are subject to be issued or delivered upon the exercise of an option or lapse of restriction, but which are not issued or delivered due to terminations, failure to fulfill restrictions or failure to exercise an option, shall once again be available for issuance by the Committee in satisfaction of other awards.

    All awards are not transferable other than by will or the laws of dissent and distribution and during the recipient's lifetime may be exercised only by him or her. The termination of restricted stock awards and options in the event of death or termination of employment shall be in accordance with the restrictions and conditions contained in the individual award.

    Awards may be granted to individuals pursuant to the 1996 Plan for an unlimited duration, providing shares are available to grant awards, commencing from the ratification and adoption of the Plan at the Annual Meeting (April 25, 1996) and awards made under the Plan must be exercised prior to ten (10) years from the date of award. The duration of the Plan is, of course, subject to rules, regulations and promulgations of government agencies which may have jurisdiction over the 1996 Plan.

    Exercise of any option award under the 1996 Plan must be made in writing and the full purchase price of the shares being exercised must be presented at the time of exercise, either in cash or common stock of the Company, then having a fair market value equivalent to the purchase price or any combination thereof. Transfer of employment in the Company or any subsidiaries do not constitute termination of employment for purposes of any award.

    The Board of Directors may amend the 1996 Plan from time to time, except that prior approval of the stockholders of the Company is required to increase the maximum number of shares which may be delivered under the 1996 Plan, withdraw the administration from the 1996 Plan from the Committee, reduce the option price of any option below fair market value on the date of grant (other than to reflect certain events of dilution or changes in capitalization), or extend the period during which an option may be exercised beyond the period provided in the 1996 Plan. The Board of Directors may not, however, without consent of the participant, make any change in any award of restricted stock or any outstanding option granted under the 1996 Plan that would adversely affect the rights of such participant.

    No determination has been made regarding persons to whom awards will be granted under the 1996 Plan, the time when such awards are granted or the amount of shares which may be made available. Since the Committee action is required, it is not possible to make any determination as to what amounts would have been distributable under the Plan in 1996 during the last fiscal year, to directors and officers and employees under the Plan if it has been in effect at that time.

TAX CONSEQUENCES

    Under present federal income tax law and regulations, a grant of an award will not result in any taxable income to the participant or deductions of the Company at the time of granting the award. Upon the exercise of the qualified option, the Company will not be permitted a tax deduction provided that the shares so exercised are held for a minimum of twelve (12) months after exercise and at least after two

(2) years after the date of the grant. Should such qualified shares be sold prior to the minimum holding period, the Company will be entitled to a deduction in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price paid for those shares. The recipient, upon failure to meet such minimum holding requirements, will be taxed on the same amount which will be treated as ordinary income. In the case of a nonqualified option, the tax consequences are the same for the Company and the recipient as if a qualified option was granted in which the minimum holding period was not met. Since upon exercise of the nonqualified option, insiders, officers and others will be subject to the insider trading provisions of the Securities and Exchange Act of 1934, Section 16, and the rules and regulations promulgated thereunder. The deductions are, in the case of insiders, relating to nonqualified options are all effective six (6) months after the date of the exercise which coincides with the date an insider can dispose of an options shares without penalty unless the recipient elects to recognize the tax affect on the exercise date.

    If the 1996 Plan is approved by less than a majority of outstanding shares of the Company, the Internal Revenue Service may assert that any option that would otherwise be an incentive stock option is taxable in accordance with the rules applicable to nonqualified stock options.

    With respect to restricted stock awards, the tax consequence will depend upon the facts and circumstances of each restricted stock award and, in particular, the nature of the restrictions imposed with respect to the stock which is the subject of such award. In general, if the stock which is subject to a restricted stock award is subject to "a substantial risk of forfeiture" (as the term is defined in the rules and regulations promulgated pursuant to the Internal Revenue Code), the taxable event may only occur when the risk of such substantial forfeiture ceases and not before. At that time, the recipient will realize ordinary income to the extent of the excess of the fair market value of the stock on the date such risk of forfeiture ceases over the recipients costs of such stock, and the Company will be thereby entitled to deductions in the same amount, at the same time.

    Under  certain  circumstances, the  recipient, by  making an  election under
Section 83(b) of the Code, can accelerate the taxable event with respect to the award, in which event ordinary income amounts in the Company's deduction will be measured as the date in which the stock is deemed for Section 83(b) purposes, to have been transferred to recipient. If there is no substantial risk of forfeiture, then the recipient will realize ordinary income with respect to the stock to the extent of the difference at the time of the grant of the restricted stock award and the fair market value of the stock and the recipient's costs. The Company will be entitled at that time to a deduction in the same amount.

    Dividends and interest thereon received during the restricted period will be ordinary income to recipients and will be deductible by the Company unless the recipient elects to include enter Section 83(b) the restricted stock in income as the date of the grant, in which case the dividends will not be deductible by the Company. If a recipient elects to include restricted stock in income at the date of the grant and subsequently forfeits the restricted stock, no deduction or loss will be allowed and the Company will be required to include as ordinary income any deduction which it originally claimed for the restricted stock.

INFORMATION ON ALL STOCK OPTION PLANS

    In 1990, the Company's 1990 Restricted Stock and Stock Option Plan (the "1990 Plan") was approved by the stockholders. In 1995, the Company's 1995 Directors Stock Option Plan was approved by the stockholders. In June 1995 options to purchase common shares of the Company were granted by the Company to its outside directors. Additional information on directors options can be found under the heading "Directors Compensation." No options to purchase common shares of the Company under the 1990 Plan have been granted by the Company to its officers and inside directors during the last fiscal year. Furthermore, there are presently options outstanding under the 1990 Plan which have not been exercised. Under the 1990 Plan certain options were exercised during the past fiscal year. The Company also maintains a Management Incentive Plan as well as a Profit Sharing Plan. Information as to amount of shares granted pursuant to awards or options under both plans, amount of shares exercised pursuant to options, amount paid under incentive plans and amount credited to the profit sharing account, for each of the five (5) highest paid officers and directors can be found under the heading Executive Compensation and Other Information in this Proxy Statement.

ITEM 3.  INCREASE IN AUTHORIZED SHARES AMENDMENT

    The proposed amendment to Article Fourth of the Certificate of Incorporation would increase the number of shares of common stock, no par value, which the Company is authorized to issue to 30 million shares from 15 million shares.

    As of February 29, 1995, under the present Certificate, stockholders have authorized the Company to issue 15 million shares of common stock. At present, there remain unissued 3,201,822 shares of common stock and 640,365 shares of common stock are held in treasury. Under the 1989 Long Term Incentive Plan, the 1990 Restricted Stock and Stock Option Plan and 1995 Directors Stock Option Plan previously approved by the stockholders, 581,015 of those unissued shares are reserved for possible use under the plans.

    The additional shares of common stock which this authorization seeks will be part of the existing class of common stock and if and when issued, will have the same rights and privileges as the shares of common stock presently outstanding. The Board of Directors believes that it is desirable to have authorized shares of common stock available for possible future financing, acquisition transactions, stock dividends, stock splits, and other general corporate purposes. Having such additional authorized shares available for issuance in the future would give the Company greater flexibility and allow shares of common stock to be issued without expense and delay of a special stockholders' meeting. The additional shares of common stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or rules of any stock exchange, if any, on which the Company's securities may be listed in the future.

    Although the Board has no present intention of doing so, authorized by unissued shares of common stock and common stock held in treasury could (within the limits imposed by applicable law or the applicable rules of any stock exchanges) be issued in one or more transactions which would make more difficult, therefore less likely, a change in control or takeover of the Company. Any such issuance of additional stock could have the effect of diluting earnings per share and book value per share of existing shares of common stock, and such additional shares could be used to dilute the stock ownership of a person seeking to obtain control of the Company.

    As of the date of this Proxy Statement, the Board of Directors has no agreements, commitments, or plans with respect to the sale or issuance of shares of common stock of the Company except pursuant to the Company's 1989 Long Term Incentive Plan, 1990 Restricted Stock and Stock Option Plan and 1995 Directors Stock Option Plan.

                              COMPANY PERFORMANCE

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

    The SEC requires that the Company include in this proxy statement a line-graph presentation comparing the Company's cumulative, five-year shareholder total returns to those of the S&P 500 Stock Index and either a nationally recognized industry standard or a peer group of companies selected by the Company. Since there is no nationally recognized industry standard consisting of metal service centers or specialty metal distributors, and only one competitor of the Company is publicly traded on a national exchange, the Board of Directors has approved a peer group of durable goods manufacturers and distributors which have been used for purposes of this performance comparison. These companies were selected based on comparable market capitalizations (both more and less than the Company's). A list of these companies follows the graph below:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            A.M. CASTLE    S&P 500     PEER GROUP
1990                 100         100            100
1991              102.60      130.50          103.0
1992              114.81      140.55         129.48
1993              174.28      154.60         171.69
1994              215.24      156.61         200.35
1995              444.68      215.50         252.00

PEER GROUP COMPANIES:

     Binks Manufacturing           Steel Technologies, Inc.
 Central Steel & Wire Company         Varlen Corporation
     Lindberg Corporation         Weirton Steel Corporation
    SPS Technologies Inc.         Wynn's International, Inc.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of its Audit Committee, the Board of Directors has, subject to ratification by the Stockholders, appointed Arthur Andersen & Co. to examine the consolidated financial statements and other records of the Company for the fiscal year ending December 31, 1996, and the management will present to the Annual Meeting a proposal that such appointment be ratified.

    During 1995, Arthur Andersen & Co. examined the financial statements of the Company and its Subsidiaries, including those included in the Annual Report to Stockholders, and consulted on annual and quarterly reports filed with the Securities and Exchange Commission and others.

    Each year the Audit Committee reviews and approves in advance the scope of the annual audit by the Company's independent accountant. The Audit Committee also approves all non-audit professional services including the examination of the financial statements of the Employee Retirement Plan, Profit Sharing Plan and review of tax returns. The Audit Committee approved the non-audit services and considered the possible effect on the accountant's independence at its October meeting prior to those services being performed.

    As at past years' Stockholders meeting, representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from Stockholders. The favorable vote of the holders of a majority of the shares of common stock represented in person or by Proxy at the meeting will be required for such ratification. If a negative vote results, the matter will be referred to the Audit Committee for a recommendation to the Board of Directors.

                                 OTHER MATTERS

    The Management does not know of any matters to be presented to the meeting other than the matters set forth in the Notice of the Meeting. However, if any other matters come before the meeting, it is intended that the holders of the Proxies will vote thereon in their discretion.

STOCKHOLDER PROPOSALS

    Proposals by Stockholders to be considered for inclusion in the Company's Proxy Material for the next Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than December 20, 1996.

                                          JERRY M. AUFOX
                                          SECRETARY

March 8, 1996

                               A.M. CASTLE & CO.
                  1996 RESTRICTED STOCK AND STOCK OPTION PLAN

                                                                       EXHIBIT A

                                   I. GENERAL

    1. PURPOSE. The A. M. Castle & Co. 1996 Restricted Stock and Stock Option Plan (the "1996 Plan") has been established by A. M. Castle & Co. (the "Company") to:

        (a) attract and retain key executive, managerial, supervisory and professional employees;

        (b) motivate participating employees to put forth their maximum effort for the continued growth of the Company and its Subsidiaries;

        (c) further identify Participants' interests with those of the Company's shareholders; and

        (d) provide incentive compensation opportunities which are competitive with those of other corporations in the same industries as the Company and its Subsidiaries;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

    2. EFFECTIVE DATE. The 1996 Plan shall become effective upon the ratification by the holders of the majority of those shares present in person or by proxy at the Company's 1996 annual meeting of its shareholders; PROVIDED, HOWEVER, that any awards that may be made under the Plan after adoption of the 1996 Plan by the Board but within the twelve (12) month period preceding the Effective Date shall be contingent on approval of the Plan by the shareholders of the Company. The 1996 Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any awards under it are outstanding.

    3.  DEFINITIONS.  The following definitions are applicable to the 1996 Plan:

       "BOARD" means the Board of Directors of the Company.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "COMMITTEE" means the Human Resources Committee, or such other committee as may be designated from time to time by the Board comprising of at least three (3) or more members of the Board or three (3) or more "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

       "FAIR MARKET VALUE" of any Stock means, as of any date, the closing market composite price for such Stock as reported for the American Stock
    Exchange-Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

       "PARTICIPANT" means any employee of the Company or any Subsidiary who is selected by the Committee to participate in the 1996 Plan.

       "RELATED COMPANY" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

       "RESTRICTED PERIOD" has the meaning ascribed to it in Part IV.

       "RESTRICTED STOCK" has the meaning ascribed to it in Part IV.

       "STOCK" means A. M. Castle & Co. common stock.

       "STOCK OPTION" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of Part II or Part III.

       "SUBSIDIARY" means any corporation during any period in which fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

    4. ADMINISTRATION. The authority to manage and control the operation and administration of the 1996 Plan shall be vested in the Committee. Subject to the provisions of the 1996 Plan, the Committee will have authority to select employees to receive awards of Stock Options and Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards (including but not limited to the authority to provide that in the event of certain changes in the beneficial ownership of the Company's Stock or certain changes in the composition of the Board, Options and Restricted Stock shall automatically become fully exercisable and/or vested), and to cancel or suspend awards. In making such award determinations, the Committee may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to the Company's success, and such other factors as the Committee deems relevant. The Committee is authorized to interpret the 1996 Plan, to establish, amend and rescind any rules and regulations relating to the 1996 Plan, to determine the terms and provisions of any agreements made pursuant to the 1996 Plan and to make all other determinations that may be necessary or advisable for the administration of the 1996 Plan. Any interpretation of the 1996 Plan by the Committee and any decision made by it under the 1996 Plan is final and binding on all persons.

    5. PARTICIPATION. Subject to the terms and conditions of the 1996 Plan, the Committee shall determine and designate, from time to time, the key executive, managerial, supervisory and professional employees of the Company and its Subsidiaries who will participate in the 1996 Plan. In the discretion of the Committee, an eligible employee may be awarded Stock Options or Restricted Stock, or both, and more than one (1) award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under the 1996 Plan shall not affect any previous award to the Participant under the 1996 Plan or any other plan maintained by the Company or its Subsidiaries.

    6. SHARES SUBJECT TO THE 1996 PLAN. The shares of Stock with respect to which awards may be made under the 1996 Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of paragraph I.10, the number of shares of Stock which may be issued with respect to awards under the 1996 Plan shall not exceed 750,000 shares in the aggregate. If, for any reason, any award under the 1996 Plan otherwise distributable in shares of Stock, or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the 1996 Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award to an eligible employee (including the holder of such former award) under the 1996 Plan.

    7. COMPLIANCE WITH APPLICABLE LAWS AND WITHHOLDING OF TAXES. Notwithstanding any other provision of the 1996 Plan, the Company shall have no liability to issue any shares of Stock under the 1996 Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the 1996 Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom. All awards and payments under the 1996 Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the 1996 Plan.

    8. TRANSFERABILITY. Stock Options and, during the period of restriction, Restricted Stock awarded under the 1996 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Stock Options may be exercised during the lifetime of the Participant only by the Participant.

    9. EMPLOYMENT AND SHAREHOLDER STATUS. The 1996 Plan does not constitute a contract of employment and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. No award under the 1996 Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock. If the redistribution of shares is restricted pursuant to paragraph 1.7, certificates representing such shares may bear a legend referring to such restrictions.

    10. ADJUSTMENTS TO NUMBER OF SHARES SUBJECT TO THE 1996 PLAN. In the event of any change in the outstanding shares or Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the 1996 Plan, and the terms and the number of shares of any outstanding Stock Options or Restricted Stock shall be equitably adjusted by the Committee and all such adjustments shall be conclusive upon all persons.

    11. AGREEMENT WITH COMPANY. At the time of any awards under the 1996 Plan, the Committee will require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the 1996 Plan and to such additional terms and conditions, not inconsistent with the 1996 Plan, as the Committee may, in its sole discretion, prescribe.

    12. AMENDMENT AND TERMINATION OF 1996 PLAN. Subject to the following provisions of this paragraph 12, the Board may at any time and in any way amend, suspend or terminate the 1996 Plan. No amendment of the 1996 Plan and, except as provided in paragraph I.10, no action by the Committee shall, without further approval of the shareholders of the Company, increase the total number of shares of Stock with respect to which awards may be made under the 1996 Plan. No amendment, suspension or termination of the 1996 Plan shall alter or impair any Stock Option or Restricted Stock previously awarded under the 1996 Plan without the consent of the holder thereof.

                          II. INCENTIVE STOCK OPTIONS

     1.   DEFINITIONS.   The award of  an Incentive Stock  Option under the 1996
Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

     2. ELIGIBILITY. The Committee shall designate the Participants to whom Incentive Stock Options, as described in Section 422(b) of the Code or any successor section thereto, are to be awarded under the 1996 Plan and shall determine the number of option shares to be offered to each of them. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded and taking options into account in the order granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed One Hundred Thousand Dollars ($100,000).

     3. PRICE. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee PROVIDED, HOWEVER, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the Fair Market Value of a share of Stock as of the date the option is granted (one hundred ten percent (110%) of Fair Market Value with respect to Participants who at the time of the award are deemed to own at least ten percent (10%) of the voting power of the Company); or (b) the par value of a share of Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the date of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the Agreement granting Incentive Stock Options to a Participant, or thereafter, determine that the Company (or a Subsidiary) shall offer a Participant a loan for all or a portion of the option price. The terms of such loan, including the interest rate, security to be provided to the lender, and the terms of repayment, shall be established by the Committee. The Committee may also permit Incentive Stock Options to be exercised by a Participant through one (1) or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements.

     4. EXERCISE. The Committee may impose such rules relating to the time and manner in which Incentive Stock Options may be exercised as the Committee deems appropriate; PROVIDED, HOWEVER, that no Incentive Stock Option may be exercised by a Participant (a) prior to the date on which he completes on continuous year of employment with the Company or any Related Company after the date of the award thereof; or (b) after the Expiration Date applicable to that option.

     5.   OPTION  EXPIRATION DATE.   The  "Expiration Date"  with respect  to an
Incentive Stock Option on any portion thereof awarded to a Participant under the 1996 Plan means the earliest of:

        (a) the date that is ten (10) years after the date on which the Incentive Stock Option is awarded (five (5) years with respect to Participants who at the time of the award are deemed to own at least ten percent (10%) of the voting power of the Company);

        (b) the date, if any, on which the Participant's continuous employment with the Company and all Related Companies terminates, if such continuous employment terminates prior to the first anniversary of the date of the award of the option; or

        (c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award.

All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

                        III. NON-QUALIFIED STOCK OPTIONS

     1. DEFINITION. The award of a Non-Qualified Stock Option under the 1996 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part III.

     2.   ELIGIBILITY.   The Committee shall designate  the Participants to whom
Non-Qualified Stock Options are to be awarded under the 1996 Plan and shall determine the number of option shares to be offered to each of them.

     3. PRICE. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee; PROVIDED, HOWEVER, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the Fair Market Value of a share of Stock as of the date the option is granted; or (b) the par value of a share of such Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the Agreement granting Non-Qualified Stock Options to a Participant, or thereafter, determine that the Company (or a Subsidiary) shall offer a Participant a loan for all or a portion of the option price. The terms of such loan, including the interest rate, security to be provided to the lender, and the terms of repayment, shall be established by the Committee. The Committee may also permit Non-Qualified Stock Options to be exercised by a Participant through one (1) or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements.

     4. EXERCISE. The Committee may impose such rules relating to the time and manner in which Non-Qualified Stock Options may be exercised as the Committee deems appropriate; PROVIDED, HOWEVER, that no Non-Qualified Stock Option may be exercised by a Participant (a) prior to the date on which the Participant completes one (1) continuous year of employment with the Company or any Related Company after the date of the award thereof; or (b) after the Expiration Date applicable to that option.

     5.    OPTION EXPIRATION  DATE.   The  "Expiration Date"  with respect  to a
Non-Qualified Stock Option or any portion thereof awarded to a Participant under the 1996 Plan means the earliest of:

        (a) the date that is ten (10) years after the date on which the Non-Qualified Stock Option is awarded;

        (b) the date, if any, on which the Participant's continuous employment with the Company and all Related Companies terminates, if such continuous employment terminates prior to the first anniversary of the date of the award of the option; or

        (c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.

                              IV. RESTRICTED STOCK

     1.     DEFINITION.    Restricted  Stock  awards  are  grants  of  Stock  to
Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Committee.

     2.  ELIGIBILITY.   The Committee shall designate  the Participants to  whom
Restricted Stock is to be awarded and the number of shares of Stock that are subject to the award.

     3. TERMS AND CONDITIONS OF AWARDS. All shares of Restricted Stock awarded to Participants under the 1996 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 1996 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in paragraph I.11.

        (a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period determined by the Committee after the time of the award of such stock (the "Restricted Stock"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

        (b) The Committee may, in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one (1) year.

        (c) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with the Company and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock award.

        (d) Each certificate issued in respect of shares of Restricted Stock awarded under the 1996 Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend;

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions
           (including  forfeiture)   contained   in   the   A.   M.   Castle   &

           Co. 1996 Restricted Stock and Stock Option Plan and an agreement entered into between the registered owner and A. M. Castle & Co. A copy of such plan and agreement is on file in the office of the Secretary of A. M. Castle & Co., 3400 North Wolf Road, Franklin Park, Illinois 60131."

        (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

                                                                       EXHIBIT B

                           INCREASE IN CAPITAL STOCK

    First sentence of Article Fourth shall be amended to read as follows:

    The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of common stock without par value.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                    A.M. CASTLE & CO.

   P                 ANNUAL MEETING OF STOCKHOLDERS ON APRIL 25, 1996

            The undersigned hereby constitutes and appoints Michael Simpson and
   R John P. Keller and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of A.M. Castle &
   O Co. to be held at the office of the Company, 3400 North Wolf Road, Franklin Park, Illinois on Thursday April 25, 1996, and at any adjournments thereof, on all matters coming before said meeting.
   X

            Election of Directors, Nominees:
   Y
            Daniel T. Carroll, Edward F. Culliton, William K. Hall, Robert S. Hamada, Patrick J. Herbert, III, John P. Keller, John W. McCarter, Jr., William J. McDermott, Richard G. Mork, John W. Puth, Michael Simpson, and Richard A. Virzi.

            YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                               SEE REVERSE SIDE

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.


-------------------------------------- /X/ PLEASE MARK YOUR
SIGNATURE                                  VOTES AS IN THIS
                                           EXAMPLE
                  Date ---------------

                                FOR        WITHHELD
1. Election of Directors.      / /          / /


For, except vote withheld from the following nominee(s):

---------------------------------------------------------



                                          FOR       AGAINST     ABSTAIN

2. Adoption of the 1996 Restricted
   Stock and Stock Option Plan.            / /         / /         / /
                                          FOR       AGAINST     ABSTAIN

3. Approval of increasing Authorized
   Shares of Common Stock to
   30,000,000 Shares.                      / /         / /         / /

                                          FOR       AGAINST     ABSTAIN

4. Approval of Arthur Andersen & Co.
  As Independent Accountants              / /         / /         / /

                                       Change of
                                       Address                    / /
